_____________________ FAUQUIER BANKSHARES, INC. ANNUAL SHAREHOLDERS’ MEETING May 15, 2018

Today’s presentation may include forward-looking statements. These statements represent the Company's beliefs regarding future events that, by their nature, are uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from what is indicated in these forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” FAUQUIER BANKSHARES, INC. Safe Harbor Statement

FAUQUIER BANKSHARES, INC. Board of Directors John B. Adams, Jr. Chairman; President & CEO Bowman Companies Marc J. Bogan President & CEO The Fauquier Bank Kevin T. Carter President Guests, Inc. Donna D. Flory Vice President Flory Small Business Development Center, Inc. Randolph D. Frostick, Esq. President & Shareholder Vanderpool, Frostick, & Nishanian

Board of Directors Jay B. Keyser Chief Executive William A. Hazel Family Randolph T. Minter Vice Chairman; President & Owner Moser Funeral Home Brian S. Montgomery President & Owner Warrenton Foreign Car, Inc. P. Kurtis Rodgers President & CEO S.W. Rodgers & Co., Inc. Sterling T. Strange, III President & CEO The Solution Design Group, Inc. FAUQUIER BANKSHARES, INC.

The Fauquier Bank’s Guiding Principles FAUQUIER BANKSHARES, INC. Vision The Fauquier Bank seeks Excellence through an Engaged and Empowered Team, building valued Relationships with our Customers and Community. Values Excellence Engagement Empowerment Teamwork Relationships

FAUQUIER BANKSHARES, INC. Aligning Values with Strategic Initiatives to Increase Shareholder Value

Earnings Per Share, Diluted FAUQUIER BANKSHARES, INC. Q1 2018 $ 0.42 * Adjusted based on net deferred tax revaluation

Book Value per Share FAUQUIER BANKSHARES, INC.

Total Return FAUQUIER BANKSHARES, INC. Return as of 3/31/18 FBSS 46.56% S&P 500 35.37%

FAUQUIER BANKSHARES, INC. Seeking Excellence Balance Sheet and Net Interest Income Growth Increase in Fee Income Manage Expenses Grew loans 8.5%, or $39 million in 2017 Grew deposits by 4.4%, or $24 million in 2017 Increased net interest income in Q1 2018 by 16% year over year Online lending portal to small business and consumers rolled out in 2017, currently $2MM in commitments at a weighted average yield of 11% Secured based line of credit program initiated in 2017 Originated our first saleable secondary market loan in Q4 2017 3.2% increase in non interest income in 2017 over previous year Non interest expense flat in 2017 compared to previous year, even with 8.5% loan growth and 3.2% asset growth Reduced branch staff hours while maintaining market competitive hours of operation Increased assets to employees to $ 4.297 million at year end 2017 from $ 4.163 million at year end 2016

Formed Employee Advisory Committee in 2017 Improved communication and employee engagement across Company TFB Company Picnic Bowling League, Book Club, and more! 3rd annual Employee Satisfaction Survey Implemented bereavement pay Employee Theme Days Reviewed Retail Branch Hours Expanded training resources and career development opportunities Increased Training and Development Budget – focus on High Potential Employees Engaged & Empowered Team FAUQUIER BANKSHARES, INC.

Opened 4,565 new accounts in 2017 12,469 online user ID’s – represents 70% of accounts 8,862 active mobile users, and 33,663 registered devices 32% of accounts use E-Docs Over 240 hours of volunteer time by TFB employees in 2017 Over $20,000 donated by TFB in 2017 Valued Relationships with our Customers and Community FAUQUIER BANKSHARES, INC.

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14 FAUQUIER BANKSHARES, INC. Net Income Q1 2018 $ 1,586 * Adjusted based on net deferred tax revaluation

Return on Average Assets (ROA) FAUQUIER BANKSHARES, INC. *Peer Group consists of 16 comparable Bank Holding Companies and Commercial Banks located in Virginia, Maryland and West Virginia. Averages of reported data used. (Source: SNL) Q1 2018 0.97%

16 FAUQUIER BANKSHARES, INC. *Peer Group consists of 16 comparable Bank Holding Companies and Commercial Banks located in Virginia, Maryland and West Virginia. Averages of reported data used. (Source: SNL) Return on Average Equity (ROE) Q1 2018 11.44%

Total Assets FAUQUIER BANKSHARES, INC. Growth 2017 3.23% 2016 3.83% 2015 -0.81% 2014 -1.54%

Loans, Net FAUQUIER BANKSHARES, INC. Growth Q1 2018 YOY 10.31% Q1 2018 -- 2017 8.53% 2016 3.60% 2015 1.75% 2014 -2.17%

Loan Portfolio FAUQUIER BANKSHARES, INC. As of December 31, 2017

Nonperforming Loans to Total Loans 20 FAUQUIER BANKSHARES, INC.

Total Deposits FAUQUIER BANKSHARES, INC. Growth Q1 2018 YOY 4.74% Q1 2018 1.27% 2017 4.37% 2016 4.17% 2015 -0.18% 2014 -2.78%

As of December 31, 2017 Deposit Portfolio FAUQUIER BANKSHARES, INC. Core Deposit Growth Q1 2018 YOY 3.90% Q1 2018 1.63% 2017 3.75% 2016 4.35% 2015 5.50% 2014 1.16%

Net Interest Margin 23 FAUQUIER BANKSHARES, INC.

FAUQUIER BANKSHARES, INC. Net Interest Income Q1 2018 $ 5,718

Total Non Interest Income 25 FAUQUIER BANKSHARES, INC. Q1 2018 $ 1,863

Assets Under Management (At Market Value) 26 FAUQUIER BANKSHARES, INC. Source: Wealth Management Services Statement of Condition and Yahoo Finance

Total Non Interest Expense 27 FAUQUIER BANKSHARES, INC. Q1 2018 $ 5,481

Efficiency Ratio FAUQUIER BANKSHARES, INC.

Capital Ratios FAUQUIER BANKSHARES, INC. December 31, 2016 December 31, 2017 March 31, 2018 Well Capitalized Threshold Leverage Ratio 9.23% 9.17% 9.08% 5.00% Common Equity Tier 1 Capital Ratio 12.22% 11.43% 11.74% 6.50% Tier 1 Capital Ratio 12.22% 11.43% 11.74% 8.00% Total Capital Ratio 13.17% 12.41% 12.78% 10.00% Tangible Equity to Total Assets 8.72% 8.71% 8.31% N/A

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Outlook FAUQUIER BANKSHARES, INC. Strategic Focus Grow loans with an emphasis on soundness and profitability Maintain balance in all asset drivers Increase income diversification Continued emphasis in Prince William County Maintain expenses Additional emphasis on Marketing, specifically Mortgage Banking and Wealth Management Cost effective funding of loan growth Employee empowerment and engagement to drive profitability

Peer Group Details FAUQUIER BANKSHARES, INC. Bank of Botetourt Bank of the James Financial Group, Inc. Blue Ridge Bankshares, Inc. County First Bank Eagle Financial Services, Inc. Farmers Bankshares, Inc. Freedom Bank of Virginia Highlands Bankshares, Inc. HomeTown Bankshares Corporation New Peoples Bankshares, Inc. Oak View National Bank Pinnacle Bankshares Corporation Potomac Bancshares, Inc. Virginia Community Bankshares, Inc. Virginia National Bankshares Corporation Virginia Partners Bank

Investor Relations Contacts Marc J. Bogan President & Chief Executive Officer marc.bogan@tfb.bank Christine E. Headly Executive Vice President & Chief Financial Officer chris.headly@tfb.bank Tammy P. Frazier, CPA Vice President & Controller tammy.frazier@tfb.bank www.tfb.bank MAIN OFFICE THE PLAINS VIEW TREE BEALETON GAINESVILLE SUDLEY ROAD NEW BALTIMORE CATLETT BRISTOW HAYMARKET CENTREVILLE ROAD Contact Information 33 FAUQUIER BANKSHARES, INC.